                                                                 EXHIBIT m(3)(c)


                                 AMENDMENT NO. 2
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Securities Funds, a Delaware statutory trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS
                                (CLASS B SHARES)

                               (DISTRIBUTION FEE)

                                            MAXIMUM             MAXIMUM            MAXIMUM
                                          ASSET-BASED           SERVICE           AGGREGATE
              FUND                        SALES CHARGE            FEE            ANNUAL FEE
              ----                        ------------          -------          ----------
AIM High Yield Fund                          0.75%               0.25%              1.00%

AIM Income Fund                              0.75%               0.25%              1.00%

AIM Intermediate Government Fund             0.75%               0.25%              1.00%

AIM Money Market Fund                        0.75%               0.25%              1.00%

AIM Municipal Bond Fund                      0.75%               0.25%              1.00%

AIM Total Return Bond Fund                   0.75%               0.25%             1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  June 23, 2003

                                          AIM INVESTMENT SECURITIES FUNDS
                                          (on behalf of its Class B Shares)


Attest: /s/ JOHN H. LIVELY                By: /s/ ROBERT H. GRAHAM
       -----------------------               -----------------------------------
         Assistant Secretary                   Robert H. Graham
                                               President


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